Exhibit 23  Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2011 relating to the financial statements, which appears in Pruco Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/PricewaterhouseCoopers LLP

New York, New York
October 21, 2011